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                                                                   Exhibit 10.13

                                ETHANOL AGREEMENT

     THIS ETHANOL AGREEMENT (this "Agreement"), made and entered into this 12th day of November, 2004, by and among East Kansas Agri-Energy, LLC, a Kansas limited liability company ("EKAE"), and United Bio Energy Fuels, LLC, a Kansas limited liability company ("UBEF").

                              W I T N E S S E T H :

     WHEREAS, EKAE intends to construct and own an ethanol plant, located near Garnett, Kansas (the "Plant");

     WHEREAS, EKAE desires to sell and UBEF desires to buy all the fuel grade ethanol ("Ethanol") produced at the 35 MGY dry grind ethanol plant located near Garnett, Kansas ("Plant");

     WHEREAS, the parties desire to purchase and sell the Ethanol, and receive and provide such services, in accordance with the fees, price formula, payment, delivery and other terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

     1. FEES. During the term of this Agreement, EKAE shall pay UBEF a fee of One Cent ($.01) for each gallon of Ethanol produced at the Plant and shipped by UBEF (the "Marketing Fee").

     2. TERM. The initial term of this Agreement shall be for five (5) years. The parties shall execute a memorandum setting forth the actual date of commencement of the term, which shall be approximately 6 months before substantial completion of the Plant. Unless earlier terminated in accordance with this Agreement, this Agreement shall be automatically renewed for successive one (1) year terms thereafter unless either party gives written notice to the other party of its election not to renew, not later than ninety
(90) days prior to the expiration of the then current term.

     3.   PRICE AND PAYMENT.

          A.   PRICE.

               UBEF agrees to pay EKAE for all Ethanol shipped by UBEF from the Plant, a price equal to the F.O.B. Plant Price. For purposes of this provision, the "F.O.B. Plant Price" shall mean the actual sales price of the Ethanol charged by UBEF to its customers, less the Marketing Fee and all reasonable expenses incurred by UBEF in connection with the sale and delivery of the Ethanol to its customers, including, but not limited to, all freight costs. Revenues realized from exchanges made on behalf of EKAE will be paid to EKAE.

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          B.   PAYMENT.

               On a daily basis, Weekends and Holidays excluded, EKAE shall provide UBEF with certified meter or weight certificates for the previous day's shipments of Ethanol. UBEF shall pay EKAE the F.O.B. Plant Price defined in paragraph 3.A above, for all properly documented shipments. UBEF shall deliver to EKAE payment for such shipments on or before the second following Friday of each one week shipment period (Sunday through Saturday). UBEF agrees to maintain accurate sales and expense records and to provide such records to EKAE upon request. EKAE shall have the right to inspect, copy and/or audit UBEF's sales invoices and expense records at any time during normal business hours at the corporate office of UBEF. If any such inspection or audit shall reveal a deficiency in a payment due to EKAE, UBEF shall immediately pay EKAE the amount of the deficiency together with interest from the date that such payment should have been made at the prime rate in effect on the date of the underpayment as reported in the Wall Street Journal. The expense of any such inspection or audit shall be borne by EKAE unless a material deficiency in payment is revealed, then, in such case, the reasonable expense of such inspection or audit shall be borne by UBEF.

          C. BEST EFFORTS. UBEF agrees to use its best efforts to achieve the highest price of Ethanol available under prevailing market conditions as judged in good faith by UBEF and agrees to communicate to EKAE the terms and conditions of ethanol sales.

          D. COLLECTION. UBEF shall be responsible for all customer billing and account servicing, including, but not limited to, the collection of amounts owed UBEF by its customers, UBEF shall bear all costs associated with such billing and collection activities, and UBEF shall assume all losses due to failure of its customers to pay their account.

          E. FUTURE SALES BY UBEF. UBEF shall not contract for the sale of Ethanol to its customers more than one hundred eighty (180) days in advance, unless EKAE explicitly approves the price and terms of any such contract and provides notice of such approval to UBEF. Upon notice of termination, UBEF shall not contract for the sale of Ethanol to its customers more than ninety (90) days in advance, unless EKAE explicitly approves the price and terms of any such contract and provides notice of such approval to UBEF. UBEF will advise EKAE weekly and update EKAE monthly on all outstanding contractual obligations, and the terms thereof.

     4. FEES AND EXPENSES. Unless otherwise specifically provided for herein, and to the extent not already included in the price of the Ethanol, EKAE shall be responsible for any and all fees and expenses, including but not limited to fees assessed by any State or other regulatory agency, incurred or assessed on any Ethanol, whether for licensing, dues, branding, packaging, inspecting, or otherwise. EKAE shall, as a result of its responsibility for such expenses, retain all rights to any name, branding, and packaging of the Ethanol upon termination of this Agreement.

     5.   DELIVERY AND TITLE.

          A.   PLACE. The place of delivery for all Ethanol purchased by UBEF

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pursuant to this Agreement shall be F.O.B. Plant. UBEF and its agents shall be given access to the Plant in a manner and at all times reasonably necessary and convenient for UBEF to take delivery as provided herein. UBEF shall schedule the loading and shipping of all Ethanol purchased hereunder, whether shipped by truck or rail. All labor and equipment necessary to load or unload trucks or rail cars shall be supplied by EKAE without charge to UBEF. The parties agree to handle the Ethanol in a good and workmanlike manner in accordance with the other's reasonable requirements and in accordance with normal industry practice. EKAE shall maintain the truck/rail loading facilities in safe operating condition in accordance with normal industry standards.

          B.   STORAGE.

               EKAE shall provide storage space for not less than seven (7) full days of production of Ethanol, based on normal operating capacity.

          C. REMOVAL. UBEF warrants and agrees to remove Ethanol before the aforementioned storage limits are exceeded. EKAE shall be responsible at all times for the quantity, quality and condition of any Ethanol in storage at the Plant.

          D.   LOADING AND UNLOADING SCHEDULE.

               UBEF shall give to EKAE a schedule of quantities of Ethanol to be removed by truck and rail respectively with sufficient advance notice reasonably to allow EKAE to provide the required services described herein. EKAE shall provide the labor, equipment and facilities necessary to meet UBEF's loading schedule and EKAE shall be responsible for UBEF's actual costs or damages resulting from EKAE's failure to do so.

               UBEF shall order and supply trucks as scheduled for truck shipments. All freight charges shall be the responsibility of UBEF and shall be billed directly to UBEF.

          E.   PRODUCTION SCHEDULE.

               1. UBEF shall provide loading orders as necessary to permit EKAE to maintain its usual production schedule, provided, however, that UBEF shall not be responsible for failure to schedule removal of Ethanol unless EKAE shall have provided to UBEF production schedules as follows: At least five (5) days prior to the beginning of each calendar month during the term hereof, EKAE shall provide to UBEF a tentative schedule for production in the next calendar month. On Wednesday of each week, EKAE shall provide to UBEF a schedule for actual production for the followmg production week (Monday through Sunday). EKAE shall inform UBEF daily of inventory and production status by 8:30 a.m. CDT.

               2. NOTICE. For purposes of this paragraph S.E, notification will be sufficient if made by facsimile or electronically as follows:

          If to UBEF to the attention of David Dykstra, Facsimile number 316-616-3795,
          Email address: david.dykstra@unitedbioenergy.com

          and

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          If   to EKAE, to the attention of ___________, Facsimile number
          ________________, Email address: , or

          to   such other representatives of UBEF and EKAE as they may designate to the other in writing.

          F. TITLE. Title and risk of loss shall pass to UBEF at the point in time when loading the Ethanol into trucks or rail cars has been completed and delivery to UBEF of the bill of lading for each such shipment.

          G. RAIL CAR LEASES. UBEF shall be responsible for estimating the number of rail car leases required to handle the transportation of the Ethanol and for negotiating the terms of and executing such rail car leases; provided, however, that any and all rail car leases executed by UBEF shall be in substantially the same form as a standard rail car lease previously approved by EKAE for this purpose. Upon the termination of this Agreement, any and all existing rail car leases for the transport of Ethanol will be assigned to EKAE, who will assume and be obligated to the terms and conditions of said leases. EKAE shall reimburse UBEF for any reasonable expenses incurred by UBEF associated with such rail car leases, to the extent such expenses are not already accounted for in the price of the Ethanol.

          H. RAIL CONTRACTS. UBEF shall negotiate, in consultation with EKAE, the terms of rail contracts and rates on behalf of EKAE. The rail contracts shall be placed in the sole name of EKAE.

     6.   QUANTITY AND WEIGHTS.

          A. PRODUCTION AMOUNT. EKAE represents and warrants that it will sell to UBEI and UBEI represents and warrants that it will purchase from EKAE all Ethanol produced at the Plant. However, it is understood that total production amount of Ethanol shall be determined by EKAE's production schedule and that no warranty or representation has been made by EKAE as to the exact quantities or timing of Ethanol to be produced pursuant to this Agreement.

          B. ESTIMATE. The estimated production of Ethanol at the Plant by EKAE, to be sold to UBEF, is approximately 35 million (35,000,000) gallons of Ethanol per year on a ratable production schedule per month, and EKAE shall use its best efforts to produce such amount of Ethanol.

          C.   SCALES.

               The quantity of Ethanol delivered to UBEF from the Plant shall be established by meter or weight certificates, obtained from meters or scales at the Plant, which shall be maintained by EKAE as required by applicable laws, rules and regulations. The outbound meter or weight certificates shall be

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determinative of the quantity of the Ethanol for which UBEF is obligated to pay pursuant to paragraph 3 above, and such quantity shall be measured using net 60 degree Fahrenheit compensated gallons.

          D.   RAIL CARS.

               All rail cars for Ethanol shall be the largest allowable tank cars as determined by UBEF. With respect to Ethanol, all such cars shall meet all applicable Department of Transportation and Federal Railroad Administration specifications for shipping ethanol. EKAE agrees that such tank cars for Ethanol shall be loaded to full visible capacity at the Plant. If not loaded to full visible capacity, EKAE shall pay in full the portion of freight charges allocable to the unused capacity of the car.

     7.   QUALITY.

          A. STANDARDS. EKAE understands that UBEF intends to sell the Ethanol purchased from EKAE as a gasoline blending component and that the same is subject to minimum quality standards for such use. EKAE warrants that the Ethanol produced by the Plant and delivered to UBEF shall conform to the minimum quality standards outlined in EXHIBIT A or EXHIBIT B (ETHANOL FOR CALIFORNIA) as may be applicable, attached hereto, as each may be amended from time to time. Notwithstanding anything in this Agreement to the contrary, EKAE provides no warranty greater than those received from ICM, Inc. pursuant to the Design-Build Contract dated August 9, 2004.

          B. COMPLIANCE. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, UBEF may, without obligation to pay, reject any of the Ethanol before loading for the failure of the Ethanol to comply with the representations and warranties in this paragraph. Actual loading of Ethanol shall not waive UBEF's rights to reject Ethanol on the grounds of noncompliance with the representations and warranties in this Agreement unless UBEF had actual knowledge of such noncompliance prior to loading. Should any of the Ethanol be seized or condemned by any federal or state department or agency for any reason, except noncompliance by UBEF with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by UBEF of the Ethanol seized or condemned and UBEF shall not be obligated to offer any defense in connection with the seizure or condemnation. However, UBEF agrees to cooperate with EKAE in connection with the defense of any quality or other product claims, or any claims involving governmental seizure or condemnation. UBEF shall be fully responsible for, and shall indemnify EKAE against any liability for, or claims arising from, any failure by UBEF to deliver Ethanol to its customers, except to the extent that delivery fails due to the fault of EKAE. When rejection occurs pursuant to this paragraph, at its option, UBEF may:

               (1) Dispose of the rejected Ethanol after first offering EKAE a reasonable opportunity of examining and taking possession thereof, if the condition of the Ethanol reasonably appears to UBEF to permit such delay in making disposition; or

               (2) Dispose of the rejected Ethanol in any manner directed by EKAE which UBEF can accomplish without violation of applicable laws, rules, regulations or property rights; or

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               (3)  If any of the Ethanol is seized or condemned by any federal or state department or agency or if UBEF has no available means of disposal of rejected Ethanol and EKAE fails to direct UBEF to dispose of it as provided herein, UBEF may return the rejected Ethanol to EKAE, upon which event UBEF's obligations with respect to said rejected Ethanol shall be deemed fulfilled. Title and risk of loss shall pass to EKAE promptly upon such seizure or condemnation or rejection by UBEF.

               (4) EKAE shall reimburse UBEF for all costs reasonably incurred by UBEF in storing, transporting, returning and disposing of the rejected Ethanol. UBEF shall have no obligation to pay EKAE for rejected Ethanol and may deduct reasonable costs and expenses to be reimbursed by EKAE from amounts otherwise owed by UBEF to EKAE.

          C. PRODUCT TESTING. If EKAE knows or reasonably suspects that any Ethanol produced by the Plant is adulterated or misbranded, or, are outside of minimum quality standards set forth in EXHIBIT A or EXHIBIT B, EKAE shall promptly so notify UBEF so that such Ethanol can be independently tested before entering interstate commerce. If UBEF knows or reasonably suspects that any Ethanol produced by the Plant is adulterated or misbranded, or, is outside of minimum quality standards set forth in EXHIBIT A or EXHIBIT B, then UBEF may obtain independent laboratory tests of the affected Ethanol. If such Ethanol is independently tested and found to comply with all warranties made by EKAE herein, then UBEF shall pay all testing costs, and if the Ethanol is found not to comply with such warranties, EKAE shall pay all testing costs.

          D. CHANGES IN STANDARDS. Upon written notice to UBEF, said minimum quality standards are subject to change at the discretion of EKAE. Sufficient notice of any such change shall be deemed to be given to UBEF if EKAE gives written notification to UBEF at least thirty (30) days prior to such change. Such changes must be in conformance to generally acceptable industry standards.

     8. RETENTION OF SAMPLES. EKAE will take an origin sample of the Ethanol from each truck or rail car before each shipment leaves the Plant, using industry standard sampling methodology. EKAE will label these samples to indicate the date of shipment of the truck, rail car, or pickup number involved. EKAE shall also retain the samples and labeling information for no less than six
(6) months after shipment of the Ethanol.

     9.   INSURANCE.

          A. POLICIES. EKAE warrants to UBEF that all EKAE's employees engaged in the removal of Ethanol from the Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance.

          B. COVERAGES. During the term of this Agreement, EKAE shall purchase and maintain such insurance in such amounts as it may reasonably determine. UBEF shall be named as an additional insured on all such policies. All such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurers will have no rights of recovery against any of the insureds or additional insureds thereunder. EKAE waives all rights against UBEF and its employees and agents for all losses and damages caused by, arising out of or resulting from any of the perils or causes of loss covered by such policies and any other

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property insurance applicable to the Plant. Also during the term of this
Agreement, UBEF shall purchase and maintain commercial general liability insurance, with combined single limits of not less than $2,000,000 which shall be endorsed to require at least thirty (30) days notice to EKAE prior to the effective date of any termination or cancellation of coverage. EKAE shall be named as an additional insured on all such policies and UBEF shall provide a certificate of insurance to EKAE to establish the coverage maintained by the commencement date of this Agreement.

          C. UBEF VEHICLES. UBEF agrees to carry such insurance on its vehicles and personnel operating on EKAE's property as UBEF reasonably deems appropriate or as required by law. The parties acknowledge that UBEF may elect to self insure its vehicles. UBEF shall provide a certificate of insurance to EKAE to establish the coverage maintained by UBEF.

          D. CONSEQUENTIAL DAMAGES. EACH PARTY TO THIS AGREEMENT UNDERSTANDS THAT NO OTHER PARTY MAKES ANY GUARANTEE, EXPRESS OR IMPLIED, TO ANY OTHER OF PROFIT, OR OF ANY PARTICULAR ECONOMIC RESULTS FROM TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, COLLATERAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR ANY ACT OR OMISSION COMING WITHIN THE SCOPE OF THIS AGREEMENT, OR FOR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOSS OF GOOD WILL, LOSS OF PROFITS, LOSS OF USE, AND INTERRUPTION OF BUSINESS.

          E. OTHER CLAIMS. Except as provided in paragraph 9.D above, nothing herein shall be construed as a waiver by either party against the other party of claims, causes of action or other rights which either party may have or hereafter acquire against the other party for damage or injury to its agents, employees, invitees, property, equipment or inventory, or third party claims against the other party for damage or injury to other persons or the property of others.

     10.  REPRESENTATIONS AND WARRANTIES.

          A. Each party represents and warrants that it is an entity in good standing under the laws that it is organized and has all the requisite power and authority to carry on its business as it has been and to own, lease, and operate the properties and assets used in connection therewith.

          B. In addition to the representations and warranties herein regarding the quality of Ethanol, EKAE represents and warrants that the Ethanol delivered to UBEF shall be free and clear of liens and encumbrances. Notwithstanding the foregoing, UBEF acknowledges that EKAE's senior lender has a security interest in all of the assets of EKAE subject to EKAE's ability to make sales in the ordinary course of business.

          C. Each individual executing this Agreement in a representative capacity, by his or her execution hereof, represents and warrants that such person is fully authorized to do so on behalf of the respective party hereto, and that no further action or consent on the part of the party for whom such signatory is acting is required for the effectiveness and enforceability of

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this Agreement against such party, following such execution.

          D. Each party warrants that it is now in material compliance, and during the entire term of this Agreement will remain in material compliance, with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations ("Laws"). The definition of Laws set out above includes, but is not limited to, the Toxic Substances Control Act ("TOSCA"), and all other laws related to the protection of the environment ("Environmental Laws").

          E. Each party now has, or will obtain, and will have at all times during the term of this Agreement, all of the licenses and permits necessary to perform its obligations under this Agreement.

          F. UBEF warrants that, to the best of its knowledge, all of the Ethanol produced by its other customers and sold by UBEF will be of merchantable quality, and will be fit for its intended purpose. All such Ethanol must meet all applicable ASTM Standards, must meet the standards established by the Williams Pipeline test and must meet ethanol standards established by all other standard industry tests.

          G. NO ADDITIONAL WARRANTY. EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, THE PARTIES MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     11.  TERMINATION.

          A. FOR CAUSE. Either party may terminate this Agreement without liability for cause by providing thirty (30) days prior written notice to the other party. For purposes of this paragraph, "cause" shall include, but not be limited to, the happening of an event of default discussed in paragraph 12 below, or any other material breach of any provision of this Agreement, or material violation of any applicable law, regulation or ruling.

          B. WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing at least ninety (90) days prior written notice to the other party. If EKAE terminates this Agreement without cause during the initial term, then EKAE shall pay to UBEF, within thirty (30) days of termination, an amount equal to the product of the following: the average monthly production of Ethanol for the three (3) months prior to the termination date (if Ethanol has been produced for less than three months prior to the termination date, then the average monthly production of Ethanol for the number of months of such production) multiplied by the Marketing Fee.

     12. EVENTS OF DEFAULT. The occurrence of any of the following shall be an event of default under this Agreement: (1) failure of either party to make payment to the other when due, if such nonpayment has not been cured within five
(5) days of written notice thereof; (2) default by either party in the performance of any material covenant, condition or agreement imposed upon that party by this Agreement, if such nonperformance has not been cured within

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five (5) days of written notice thereof, unless such obligation cannot be reasonably performed within such five (5) day period, then within a reasonable time; or (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy and such petition is not dismissed within ninety (90) days following the date of filing, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

     13. REMEDIES. Upon the happening of an event of default under paragraph 12, the parties hereto shall have all remedies available under applicable law with respect to an event of default by the other party, including but not limited to the recovery of reasonable attorneys' fees and other costs and expenses. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them: (1) to declare all amounts owed immediately due and payable; and (2) to terminate this Agreement within thirty (30) days following the giving of notice of default and opportunity to cure. Notwithstanding any other provision of this Agreement, UBEF may offset against amounts otherwise owed to EKAE the price of any Ethanol which fails to conform to any requirements of this Agreement.

     14. OPEN CONTRACTS. Upon the termination of this Agreement, for whatever reason, EKAE shall assume and be responsible for delivering any remaining quantities of Ethanol required to be delivered by UBEF to its customers pursuant to UBEF's contracts with the same, provided such contracts are to be delivered by UBEF from the Plant. Prior to the termination of this Agreement, UBEF shall provide EKAE with a listing of all such contracts and the quantities of Ethanol to be delivered pursuant to the same to assist EKAE in completing deliveries under these open contracts. EKAE agrees to assist UBEF in the collection of amounts owed to UBEF from those customers receiving deliveries of Ethanol from UBEF prior to the termination of this Agreement.

     15. FORCE MAJEURE. Neither EKAE nor UBEF will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy or terrorism, riots, civil disorders, public emergency, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, failure or shortage of materials, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof.

     16.  INDEMNIFICATION.

          A. BY EKAE. Except as otherwise provided in this Agreement, EKAE shall indemnify, defend and hold UBEF and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that UBEF or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of EKAE contained herein or (ii) EKAE's negligence or willful misconduct.

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          B.   BY UBEF. Except as otherwise provided in this Agreement, UBEF shall indemnify, defend and hold EKAE and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that EKAE or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of UBEF contained herein or (ii) UBEF's negligence or willful misconduct.

          C. Where such personal injury or death is the result of negligence on the part of both EKAE and UBEF, each party's duty of indemnification shall be in proportion to the percentage of that party's negligence or faults.

     17. WAIVER AND RELEASE OF CLAIMS FOR ACTS AND OMISSIONS OF AFFILIATES. UBEF hereby acknowledges that EKAE is entering into separate service agreements with certain affiliates of UBEF (i.e., United Bio Energy Ingredients, LLC, United Bio Energy Management, LLC, and United Bio Energy Ingredients, LLC), and that the services provided by one or more of those affiliates to EKAE under such agreements may include acting on behalf of EKAE and/or performing certain duties or obligations of EKAE under the terms and provisions of this Agreement. In the event an act or omission of one or more of those affiliates in the performance of services pursuant to such agreements results in a breach of this Agreement by EKAE, UBEF hereby agrees to waive and release EKAE from any and all claims that UBEF may have against EKAE as a result of such breach.

     18. RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than those of seller and buyer between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

     19. CONFIDENTIALITY. The parties agree to execute a Confidentiality and Nondisclosure Agreement. Such Agreement shall remain in full force and effect and shall apply and govern all disclosure and use of confidential information hereunder, in accordance with the terms of such Agreement.

     20.  MISCELLANEOUS.

          A. This Agreement, together with any attachments or other information which is expressly incorporated herein and made an integral part of this Agreement, is the complete understanding of the parties to this Agreement with respect to the subject matter of this Agreement, and no other representations or agreements shall be binding upon the parties, or shall be effective to interpret, change or restrict the provisions of this Agreement.

          B. No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.

          C. Acceptance of, or acquiescence in, a course of performance rendered

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under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.

          D. This Agreement may be executed in multiple counterparts, all of which shall constitute but one and the same instrument. Facsimile signatures shall be deemed as originals as between the parties.

          E. This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.

          F. The paragraph headings herein are for reference purposes only and shall not in any way control or affect the meaning or construction of any provisions of this Agreement.

          G. This Agreement shall be construed and performed in accordance with the laws of the State of Kansas.

          H. The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other party, which shall not be unreasonably withheld.

          I. Time shall be of the essence in the performance of this Agreement.

          J. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     21. NOTICES. Unless a different method of notice is provided herein, notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after it is deposited in certified U. S. mail, postage prepaid, return receipt requested, addressed as follows:

     EKAE:     East Kansas Agri-Energy, LLC
               Attn: Bill Pracht
               210 1/2 East (4)th Avenue, PO Box 225
               Garnett, Kansas 66032

     UBEI:     United Bio Energy Fuels, LLC
               Attn: Jeff Roskam
               2868 North Ridge Road
               Wichita, Kansas 67205

     Either party may change the address for notices hereunder by giving notice change to the other party in the manner above provided.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                              East Kansas Agri-Energy, LLC

                              /s/ Bill Pracht
                              --------------------------------
                              By: Bill Pracht
                              Title: Chairman

                              United Bio Energy Fuels, LLC

                              /s/ Jeff Roskam
                              --------------------------------
                              By: Jeff Roskam
                              Title: President

     In consideration of EKAE entering into this Agreement and other valuable consideration, the undersigned, being the sole owner of UBEF, hereby unconditionally guaranties the full and prompt performance by UBEF of all of its duties and obligations under the terms and provisions of this Agreement.

Dated this 12th day of NOVEMBER, 2004.


                              United Bio Energy, LLC, a Kansas limited liability company


                              By: /s/ Jeff Roskam
                                  ------------------------------

                              Title: President
                                     ---------------------------

                                    EXHIBIT A

ASTM D4806-99 SPECIFICATION:

CATEGORY                                EXPECTED RESULT               ASTM TEST METHOD
----------------------------------------------------------------------------------------------------
Ethanol, volume percent,                92.1                          D 5501
minimum
----------------------------------------------------------------------------------------------------
Methanol, volume percent,               0.5                           D 1152
maximum
----------------------------------------------------------------------------------------------------
Solvent-washed gum, mg/100              5.0                           D 381
ml, maximum
----------------------------------------------------------------------------------------------------
Water content, volume                   .80                           E 203 or E 1064
percent, maximum
----------------------------------------------------------------------------------------------------
Denaturant content, volume              1.96 minimum                  D 86
percent, minimum and                    4.76 maximum
maximum.
The only denaturants shall be
low sulfur natural gasoline, gasoline
components, or unleaded gasoline.
----------------------------------------------------------------------------------------------------
Inorganic Chloride content,             40                            D 512
mass PPM (mg/L), maximum
----------------------------------------------------------------------------------------------------
Copper content, mg/kg,                  0.1                           D 1688
maximum
----------------------------------------------------------------------------------------------------
Acidity (as acetic acid), mass          0.007                         D 1613
percent (mg/L), maximum
----------------------------------------------------------------------------------------------------
PHE Percent                             6.5 - 9.0                     D 6423
----------------------------------------------------------------------------------------------------
Appearance                              Visibly free of suspended or
                                        precipitated contaminants
                                        (clear and bright)
----------------------------------------------------------------------------------------------------

                                    EXHIBIT B

STATE OF CALIFORNIA SPECIFICATION FOR E-100 FUEL ETHANOL:

CATEGORY                                EXPECTED RESULT               ASTM TEST METHOD
----------------------------------------------------------------------------------------------------
Ethanol, volume percent,                92.1                          D 5501
minimum
----------------------------------------------------------------------------------------------------
Methanol, volume percent,               0.5                           D 1152
maximum
----------------------------------------------------------------------------------------------------
Solvent-washed gum, mg/100              5.0                           D 381, air jet apparatus
ml, maximum
----------------------------------------------------------------------------------------------------
Water content, volume                   1.00                          E 203 or E 1064
percent, maximum
----------------------------------------------------------------------------------------------------
Denaturant content, volume              1.96 minimum                  D 86
percent, minimum and                    4.76 maximum
maximum
The only denaturants shall be
low sulfur natural gasoline,
gasoline components, or
unleaded gasoline.
----------------------------------------------------------------------------------------------------
Inorganic Chloride content,             40                            D 512. Procedure C
mass PPM (mg/L), maximum
----------------------------------------------------------------------------------------------------
Copper content, mg/kg,                  0.1                           D 1688. Test method A.
maximum
----------------------------------------------------------------------------------------------------
Acidity (as acetic acid), mass          0.007                         D 1613
percent (mg/L), maximum
----------------------------------------------------------------------------------------------------
PHE Percent                             6.5 - 9.0                     D 6423
----------------------------------------------------------------------------------------------------
Sulfur content, PPM,                    10
maximum
----------------------------------------------------------------------------------------------------
Benzene content, volume                 0.06
percent, maximum
----------------------------------------------------------------------------------------------------
Olefins content, volume                 0.5
percent, maximum
----------------------------------------------------------------------------------------------------
Aromatic hydrocarbon                    1.7
content, volume percent,
maximum
----------------------------------------------------------------------------------------------------
Appearance                              Visibly free of suspended or
                                        precipitated contaminants
                                        (clear and bright)
----------------------------------------------------------------------------------------------------